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Exhibit 23.4

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the captions "Experts", "Certain Global Crossing Prospective Financial Information" and "Prospective Financial Information" in the Joint Proxy Statement/Prospectus of Global Crossing Limited and Level 3 Communications, Inc. that is a part of the Amendment No.1 to Registration Statement (Form S-4) and related Prospectus of Level 3 Communications, Inc. for the registration of the shares of Level 3 Communications, Inc. common stock to be issued to Global Crossing Limited shareholders pursuant to the amalgamation, and to the incorporation by reference therein of our reports dated February 23, 2011, with respect to the consolidated financial statements and schedule of Global Crossing Limited, and the effectiveness of internal control over financial reporting of Global Crossing Limited, included in its Annual Report (Form 10-K/A) for the year ended December 31, 2010, filed with the Securities and Exchange Commission.

                      /s/ Ernst & Young LLP

Iselin, New Jersey
June 10, 2011

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  Exhibit 23.4